Exhibit 10.5

ADURO BIOTECH

STOCK INCENTIVE PLAN

1. Purpose of the Plan. The purpose of this Aduro BioTech Stock Incentive Plan is to offer certain Employees, Officers, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its Affiliates seek to attract, motivate, and retain highly competent persons. The success of the Company and its Affiliates is dependent upon the efforts of these persons. The Plan provides for the grant of options and awards to purchase Common Stock. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

2. Definitions. As used herein, the following definitions shall apply.

“Administrator” shall mean the Board or any one of the Committees.

“Affiliate” shall mean any entity that would be considered an “eligible issuer of service recipient stock” for purposes of Section 409A of the Code, as determined pursuant to the Treasury Regulations promulgated thereunder (or any successor guidance) by applying, to the extent necessary to qualify such entity as an eligible issuer of service recipient stock, the 50 percent ownership threshold described in Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

“Award” shall mean an Option or a Stock Purchase Award.

“Board” shall mean the Board of Directors of the Company.

“California Securities Law” shall mean the California Corporate Securities Law of 1968, as amended, and the regulations promulgated thereunder.

“Cause” shall have the meaning provided for in the Participant’s written employment or service agreement with the Company. If the Participant’s employment or service agreement does not define this term or if the Participant does not have an employment or service agreement, then “Cause” shall mean: (i) Participant’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or its Affiliates or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) Participant’s repeated intoxication by alcohol or drugs during the performance of Participant’s duties in a manner that materially and adversely affects Participant’s performance of such duties; (iii) malfeasance in the conduct of Participant’s duties, including, but not limited to (A) willful and intentional misuse or diversion of funds of the Company or its Affiliates, (B) embezzlement, (C) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or its Affiliates, or (D) any unauthorized use or disclosure of any confidential information or trade secrets of the Company or any Affiliate; (iv) Participant’s material violation of any provision of an agreement between Participant and the Company; or (v) Participant’s material failure to perform the duties of Participant’s employment or engagement or material failure to follow or comply with the reasonable and lawful written directives of the Board or CEO of the Company or with the written employment policies of the Company. Cause shall be determined by the Administrator in its sole discretion.

“Change in Control” shall mean: (i) the consummation of the acquisition by any entity, person, or group (other than the Company, an Affiliate, or an employee benefit plan maintained by the Company or any Affiliate) of beneficial ownership of the capital stock of the Company representing more than 50% of the outstanding voting stock of the Company; or (ii) the consummation of a transaction requiring stockholder approval for the acquisition of the Company by the purchase of stock or assets, or by merger, or otherwise.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board.

“Common Stock” shall mean the voting common stock of the Company.

“Company” shall mean Aduro BioTech, a California corporation.

“Consultant” shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors; provided, however, that such services must not be in connection with the offer or sale of securities in a capital raising transaction, and such person does not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” shall mean the effective date as of which the Administrator grants an Option to an Optionee or a Stock Purchase Award to a Purchaser.

“Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code, or, if required by applicable law, the inability in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or an Affiliate because of the physical or mental impairment of the Participant.

“Employee” shall mean a common-law employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price to purchase a share of Optioned Stock upon exercise of an Option.

“Fair Market Value” shall mean, as of any date, the fair market value of Common Stock, as determined by the Administrator. Such determination shall be conclusive and binding on all persons.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a non-employee member of the Board.

“Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Note” shall mean a full recourse note, with a market rate of interest which in any event shall not be less than the Applicable Federal Rate.

“Notice of Stock Option Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

“Officer” shall mean a non-Employee officer of the Company or an Affiliate.

“Option” shall mean a stock option granted pursuant to the Plan.

“Option Agreement” shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean any person who receives an Option.

“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, each of which (other than the Company) owns at least 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain, as provided in Section 424(e) of the Code and the regulations promulgated thereunder.

“Participant” shall mean an Optionee or a Purchaser.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

“Plan” shall mean the Aduro BioTech Stock Incentive Plan, as amended from time to time.

“Purchase Price” shall mean the purchase price of a share of Purchased Stock.

“Purchased Stock” shall mean the Shares subject to a Stock Purchase Agreement.

“Purchaser” shall mean any person who receives a Stock Purchase Award.

“Related Corporation” shall mean any Parent or Subsidiary.

“Restricted Stock” shall mean Common Stock that is subject to a Right of Repurchase.

“Right of Repurchase” shall mean the Company’s right (not obligation) to repurchase Common Stock in accordance with Section 8.

“Section 280G Approval” shall mean the separate approval by stockholders owning more than 75% of the voting power of all outstanding stock of the Company immediately before a Change in Control (not including Optionees), which approval shall be obtained in compliance with the requirements of Code Section 280G(b)(5)(B), as amended, including any successor thereof, and the regulations promulgated thereunder, as determined by the Administrator in its sole discretion.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service” shall mean the performance of services for the Company (or any Affiliate) by an Employee, Officer, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (e.g., from Employee to Consultant); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

“Service Provider” shall mean an Employee, Officer, Non-Employee Director, or Consultant.

“Share” shall mean a share of Common Stock.

“Stock Purchase Agreement” shall mean a written agreement that evidences a Stock Purchase Award in such form as the Administrator shall approve from time to time.

“Stock Purchase Award” shall mean an award granted pursuant to the Plan that entitles the Purchaser to purchase Restricted Stock at the applicable Purchase Price.

“Stock Restriction Agreement” shall mean a written agreement evidencing such restrictions on the transfer of Shares acquired by exercise of an Award, and the rights of the Company with respect to such Shares, as the Administrator may determine in its sole discretion, in such form as the Administrator may approve from time to time.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, each of which (other than the last one in the chain) owns at least 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain, as provided in Section 424(f) of the Code and the regulations promulgated thereunder.

“Taxes” shall mean the federal, state, and local income and employment tax liabilities and any other tax liabilities incurred by the Participant in connection with his or her Awards.

“Ten-Percent Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.

“Termination Date” shall mean the date on which a Participant’s Service terminates, as determined by the Administrator in its sole discretion.

3. Administration of the Plan.

3.1 Initial Plan Administration. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee appointed by the Board.

3.2 Plan Procedure after the Date, if any, upon which the Company becomes subject to the Exchange Act. The Plan shall be administered by (a) the Board, or (b) a Committee, which Committee shall be constituted to satisfy applicable laws, including such regulatory requirements as may be established from time to time under any applicable law. In addition, different Committees may administer the Plan with respect to different groups of Service Providers.

3.3 Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

(a) To determine the Fair Market Value of the Common Stock;

(b) To select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

(c) To determine whether and to what extent Awards are granted under the Plan;

(d) To determine the number of Shares that are covered by an Award;

(e) To approve the terms of the Option Agreement and Stock Purchase Agreement;

(f) To determine the terms and conditions, consistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, Purchase Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding the Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(g) To determine the method of payment of the Exercise Price and Purchase Price;

(h) To delegate to others responsibilities to assist in administering the Plan;

(i) To construe and interpret the terms of the Plan, Option Agreements, Stock Purchase Agreements, and any other documents related to the Awards;

(j) To amend any outstanding award or agreement related to any Optioned Stock or Restricted Stock, provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent; and

(k) To adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and practice, including rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, and adoption of sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice.

3.4 Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

3.5 Liability. No member of the Board or Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Board or Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board or Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

4. Stock Subject To the Plan.

4.1 Limitations. Subject to the adjustments provided for in Section 9 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan through Awards is 1,640,955 Shares. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 1,640,955 Shares, subject to the adjustments provided for in Section 9 of the Plan.

4.2 Shares. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Award shall again be available for the purposes of the Plan. If Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan. Notwithstanding the foregoing, Shares issued under the Plan that are reacquired by the Company at their original purchase price shall not be available for the purposes of the Incentive Stock Option limitation provided for in Section 4.1.

5. Eligibility. The persons eligible to participate in the Plan shall be limited to Employees, Officers, Non-Employee Directors, and Consultants who have the potential to advance the long-term success of the Company or its Affiliates and who have been selected by the Administrator to participate in the Plan.

6. Option Terms. Each Option shall be evidenced by a Notice of Stock Option Grant and an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. In addition, each Option Agreement evidencing an Incentive Stock Option shall be subject to Section 7.

6.1 Exercise Price.

(a) The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and, subject to any conditions or limitations established by the Administrator, may consist entirely of (1) cash, (2) check, (3) tender (either by surrender or attestation) of previously acquired Shares, (4) Note, (5) consideration received by the Company under a broker assisted sale and remittance program acceptable to the Administrator, (6) cashless exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws, or (8) any combination of the foregoing methods of payment.

6.2 Vesting. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Notice of Stock Option Grant and Option Agreement. An Option may not be exercised for a fraction of a Share.

6.3 Term of Options. No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

6.4 Procedure for Exercise. An Option shall be deemed exercised when the person entitled to exercise the Option has given written notice of such exercise to the Administrator in accordance with the terms of the Option Agreement, the Administrator has received full payment of the applicable Exercise Price for the Share being exercised, and the Optionee has satisfied any applicable tax withholding requirements pursuant to Section 11. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 6.1(b).

6.5 Effect of Termination of Service.

(a) Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his or her Option, but only on or before the date that is three months (or such other period provided for in the Option Agreement, provided that to the extent the grant of such Option requires qualification under or exemption from California Securities Law, such period is not less than 30 days) following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant or the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee’s entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(b) Disability of Optionee. Upon termination of an Optionee’s Service due to his or her Disability, the Optionee may exercise his or her Option, but only on or before the date that is 12 months (or such other period provided for in the Option Agreement, provided that to the extent the grant of such Option requires qualification under or exemption from California Securities Law, such period is not less than six months) following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his or her Option, as set forth in the Notice of Stock Option Grant or the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(c) Death of Optionee. If an Optionee should die while in Service, the Optionee’s Option may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or before the date that is 12 months (or such other period provided for in the Option Agreement, provided that to the extent the grant of such Option requires qualification under or exemption from California Securities Law, such period is not less than six months) following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his or her Option, as set forth in the Notice of Stock Option Grant or the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(d) Cause. Upon termination of an Optionee’s Service due to Cause, all of the Optionee’s Options, whether vested or unvested, shall terminate on the Termination Date.

6.6 Stockholder Rights. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date precedes the date of issuance of the stock certificate, except as provided in Section 9.

6.7 Repurchase Rights. Shares purchased upon exercise of an Option shall be subject to such Company repurchase rights as the Administrator shall deem appropriate. These repurchase rights shall be set forth in the Option Agreement and the Stock Restriction Agreement attached to the Option Agreement.

6.8 Non-transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted under Rule 701 of the Securities Act, and may be exercised during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow an Optionee to (a) transfer his or her Option to a trust where under Section 671 of the Code and other applicable laws, the Optionee is considered the sole beneficial owner of the Option while it is held in the trust; or (b) gift his or her Non-Statutory Stock Option to a member of the Optionee’s Immediate Family, or to an inter vivos or testamentary trust in which members of the Optionee’s Immediate Family have a beneficial interest of more than 50% and that provides that such Non-Statutory Stock Option is to be transferred to the beneficiaries upon the Optionee’s death.

6.9 Change in Control.

(a) Except as otherwise provided for in the Optionee’s Option Agreement, and subject to Subsection (b), in the event of a Change in Control the Company and the buyer or successor corporation, if any, may agree to provide for (without the Optionee’s consent):

(1) The full exercisability of all Options that are outstanding on the date immediately preceding the Change in Control date and full vesting of the Shares subject to such Options, followed by the termination of the Plan and cancellation of such Options effective as of the Change in Control date, provided that the Administrator shall notify the Optionees of their Options’ exercisability at least three days before the Change in Control date so that the Optionees can decide whether to exercise their Options on or before or, if appropriate, contingent upon, the Change in Control;

(2) The termination of the Plan and cancellation of all outstanding Options effective as of the Change in Control without the payment of any consideration; provided, however, that the Administrator shall notify the Optionees of their Options’ cancellation at least three days before the date of the Change in Control so that the Optionees can exercise those Options that are otherwise exercisable before they are cancelled;

(3) The assumption of the Plan and all outstanding Options the successor corporation or its parent;

(4) The substitution by the surviving corporation or its parent of options in the successor corporation or its parent with substantially the same terms (as determined by the Administrator in its sole discretion, which determination shall be binding and conclusive) for the outstanding Options;

(5) The settlement of the full value of all outstanding Options (whether or not then exercisable), determined as the number of Shares to which the Option relates multiplied by the difference between the Fair Market Value of a Share on the Change in Control date and the Option’s Exercise Price, followed by the cancellation of such Options and termination of the Plan; or

(6) The settlement of the full value of all outstanding Options exercisable as of the Change in Control date, determined as the number of vested Shares that the Optionee would have received had he or she exercised the Option multiplied by the difference between the Fair Market Value of a Share on the Change in Control date and the Option’s Exercise Price, followed by the cancellation of such Options and termination of the Plan. For purposes of the foregoing, an Optionee shall be deemed vested in a Share if such Share is not subject to the Company’s right to repurchase at its Exercise Price.

(b) Notwithstanding the foregoing, unless Section 280G Approval has been obtained, no acceleration of exercisability shall occur under Subsection (a) to the extent that such acceleration would, after taking into account any other payments in the nature of compensation to which the Optionee would have a right to receive from the Company and any other Person contingent upon the occurrence of such Change in Control, result in a “parachute payment” as defined in Section 280G(b)(2) of the Code.

(c) The outstanding Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Incentive Stock Options. The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall supersede any conflicting terms in Section 6 as to such Incentive Stock Options. This Section shall not apply to Options that are specifically designated as Non-Statutory Stock Options when issued under the Plan.

7.1 Eligibility. Incentive Stock Options may be granted only to Employees of the Company or a Related Corporation.

7.2 Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided in Section 7.4.

7.3 Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the

Company or any Related Corporation) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Optionee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Optionee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. To the extent the Employee holds two or more Options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied based on the order in which such Options are granted. However, because an acceleration provision is not taken into account before its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option exercised before such acceleration. Any Options in excess of this limitation shall automatically be treated as Non-Statutory Stock Options.

7.4 Ten-Percent Stockholder. If any Employee to whom an Incentive Stock Option is granted is a Ten-Percent Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

7.5 Change in Status. If an Optionee changes status from Employee to Consultant, to Officer or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

7.6 Approved Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Related Corporation is not so provided by statute or contract, an Optionee’s employment with the Company shall be deemed terminated on the first day immediately following such three month period of leave for Incentive Stock Option purposes.

8. Stock Purchase Awards. Each Stock Purchase Award shall be evidenced by a Stock Purchase Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Stock Purchase Agreement shall comply with the terms specified below.

8.1 Purchase Price.

(a) The Purchase Price of a Stock Purchase Award shall be determined by the Administrator.

(b) The consideration to be paid for the Shares to be issued upon exercise of a Stock Purchase Award, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) tender (either by surrender or attestation) of previously acquired Shares, (4) Note (provided the Purchaser is not a Consultant), or (5) any combination of the foregoing methods of payment.

8.2 Purchase Period. A Stock Purchase Award shall automatically expire on the earlier of (a) the 30th day following the Date of Grant of such Stock Purchase Award, or (b) the date on which the Company terminates the Purchaser’s Service for Cause.

8.3 Procedure for Exercise. A Stock Purchase Award shall be deemed exercised when the person entitled to exercise the Stock Purchase Award has given written notice of such exercise to the Administrator in accordance with the terms of the Stock Purchase Agreement, has delivered to the Administrator full payment of the applicable Purchase Price (if any) for the Shares being purchased, and has satisfied any applicable tax withholding obligation pursuant to Section 11. Full payment may consist of any consideration and method of payment allowable under Section 8.1(b), as the Administrator may authorize in its discretion.

8.4 Rights as a Stockholder. Upon exercise of a Stock Purchase Award, the Purchaser shall have the rights of a stockholder with respect to the voting of the Purchased Stock, subject to the conditions contained in the Stock Purchase Agreement.

8.5 Dividends. The Stock Purchase Agreement may require or permit the immediate payment of dividends paid on Restricted Stock.

8.6 Non-transferability of Stock Purchase Award. Stock Purchase Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted under Rule 701 of the Securities Act, and may be exercised, during the lifetime of the Purchaser, only by the Purchaser.

8.7 Right of Repurchase.

(a) General Rule. Shares issued upon exercise of a Stock Purchase Award shall initially be subject to the Company’s right (not obligation) of repurchase such Shares at their Purchase Price. The Right of Repurchase shall be set forth in the Stock Purchase Agreement, and shall comply with the terms specified below.

(b) Lapse of Right of Repurchase. The Right of Repurchase shall lapse as the Purchaser vests in the Purchased Stock. The Purchaser shall vest in the Purchased Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Purchase Agreement.

(c) Non-transferability of Restricted Stock. The Purchaser may not sell, pledge, assign, hypothecate, transfer, or dispose of the Shares while they are subject to the Right of Repurchase.

(d) Change in Control. Except as otherwise provided for in the Purchaser’s Stock Purchase Agreement, and subject to Subsection (6), in the event of a Change in Control the Company and the successor corporation, if any, may agree (without the Purchaser’s consent):

(1) To repurchase the Restricted Stock at its Purchase Price;

(2) That the Restricted Stock shall remain outstanding and the successor corporation or its parent will assume the Right of Repurchase;

(3) To exchange the Restricted Stock for comparable restricted stock in the successor corporation or its parent (the determination of comparability shall be made by the Administrator in its sole discretion, and its determination shall be binding and conclusive);

(4) To vest the Purchaser in the Restricted Stock; or

(5) To repurchase the Restricted Stock at the Fair Market Value of the Shares on the date of the Change in Control.

(6) Notwithstanding the foregoing, unless Section 280G Approval has been obtained, no acceleration in vesting or repurchase shall occur under this Subsection to the extent that such acceleration or repurchase would, after taking into account any other payments in the nature of compensation to which the Purchaser would have a right to receive from the Company and any other Person contingent upon the occurrence of such Change in Control, result in a “parachute payment” as defined in Section 280G(b)(2) of the Code.

9. Adjustments upon Changes in Capitalization.

9.1 Changes in Capitalization.

(a) If any change in the outstanding Common Stock subject to the Plan, or underlying any Award, results from any stock dividend, stock split, reverse stock split, combination, consolidation, spin-off, rights offering, reorganization, recapitalization, merger, exchange of Shares, distribution to stockholders of Common Stock (other than regular cash dividends), or any other capital adjustment or transaction similar to the foregoing effected without receipt of consideration by the Company, then (A) the limitations set forth in Section 4, (B) the number, kind and class of Shares covered by the Plan and/or each outstanding Award, (C) the exercise price, purchase price, or other price per Share subject to each outstanding Award, and (D) any other affected terms of the Plan and/or outstanding Awards, shall be proportionally and equitably adjusted to prevent dilution or enlargement of benefits or potential benefits under the Plan and/or outstanding Awards.

(b) The Administrator shall make such adjustment or substitution in such manner as it may deem equitable and appropriate, subject to compliance with applicable laws. Any determination, substitution or adjustment made by the Administrator under this Section shall be conclusive and binding on all persons. Except as expressly provided herein, neither the Company’s issuance of shares of stock of any class or securities convertible into shares of stock of any class, nor the conversion of any convertible securities of the Company, shall be treated as a transaction requiring any substitution or adjustment under this Section.

10. Escrow/Legends. Unvested Shares issued under the Plan, in the Administrator’s discretion, may be held in escrow by the Company until the Participant’s interest in such Shares vests, or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

11. Tax Withholding.

11.1 The Company’s obligation to deliver Shares upon the exercise of an Option or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to and conditioned upon the satisfaction of all applicable federal, state, and local income and employment tax withholding requirements and any other tax withholding requirements. The Participant shall satisfy the tax withholding requirements pursuant to the method or methods selected by the Administrator.

11.2 In addition to any other method selected by the Administrator, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Options or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

(a) Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with applicable accounting requirements.

(b) Stock Delivery: The election to deliver to the Company, at the time the Non-Statutory Stock Option is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option exercise or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with applicable accounting requirements.

12. Effective Date and Term of the Plan. Subject to Section 17, the Plan shall become effective as of October 22, 2009, the date of its adoption by the Board. Awards may be granted immediately thereafter, provided that no Shares may be issued under the Plan until it is approved by the stockholders of the Company as provided under Section 17. Unless the Administrator terminates the Plan sooner, the Plan shall continue until the day before the tenth anniversary of the earlier of (a) the Board’s adoption of the Plan, or (b) the date on which the stockholders of the Company approved the Plan. Notwithstanding any provision in the Plan to the contrary, no Awards may be granted under the Plan after the earliest to occur of (i) its termination by the Board prior to the expiration of the Plan’s term as set forth in this Section 12, or (ii) the tenth anniversary of the earlier of (A) the Board’s adoption of the Plan, or (B) the date on which the stockholders of the Company approved the Plan.

13. Time of Granting Awards. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted before the date on which the Plan is approved by the Company’s stockholders shall be subject to the stockholders’ approval of the Plan. Notice of the grant shall be given to each Service Provider to whom an Award is so granted within a reasonable period after the date of such grant.

14. Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue the Plan or any Award, but no amendment, alteration, suspension, or discontinuation shall be made that would materially impair the rights that the Participant had earned by the time of the amendment, alteration, suspension, or discontinuation without his or her consent. In addition, to the extent necessary and desirable to comply with all applicable laws or the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

15. Regulatory Approvals.

15.1 The implementation of the Plan, the granting of any Awards, and the issuance of any Shares upon the exercise of any granted Award are subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

15.2 No Shares or other assets may be issued or delivered under the Plan until there has been compliance with all applicable laws.

16. No Employment/Service Rights. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

17. Stockholder Approval. The Plan is subject to approval by the stockholders of the Company within 12 months before or after the date the Board adopts the Plan. Such stockholder approval shall be obtained in the degree and manner required under all applicable laws. In the event the Company’s stockholders do not approve the Plan in accordance with this Section 17, all the Awards granted under the Plan shall be forfeited without consideration.

18. Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters. Such restriction (the “Market Standoff’) shall be in effect for such period following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Market Standoff, or into which such Shares thereby become convertible, shall immediately be subject to the Market Standoff. In order to enforce the Market Standoff, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable standoff period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section. This Section shall not apply to Shares registered in the public offering under the Securities Act.

19. Stock Restriction Agreement. Notwithstanding any other provision of this Plan, the Administrator may condition the initial exercise of an Award on the Participant and his or her spouse, if applicable, entering into a Stock Restriction Agreement. The certificates evidencing the Shares issued to the Participant pursuant to this Plan shall bear the legend required by the Stock Restriction Agreement. This provision may be waived by the Company in writing and shall terminate if and when the Common Stock becomes publicly traded.

20. Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code, and shall be interpreted in a manner consistent with that intention.

21. Governing Law. This Plan shall be governed by California law, applied without regard to conflict of law principles.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan.

Approved by Shareholders	ADURO BIOTECH, INC.
October 15, 2009

	By:	/s/ S. David Model
Adopted by the Board		S. David Model
October 22, 2009	Its:	Treasurer